Exhibit 99 (a)(2)

KKR KREST FUND INC.

ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

FIRST: The charter of KKR KREST Fund Inc., a Maryland corporation (the “Company”), is hereby amended by deleting existing Article SECOND in its entirety and substituting in lieu thereof a new article to read as follows:

SECOND: The name of the corporation (which is hereinafter called the “Corporation”) is:

KKR Real Estate Select Trust Inc.

SECOND: The foregoing amendment to the charter of the Company was approved by the Board of Directors of the Company and was limited to a change expressly authorized by Section 2-605(a)(1) of the Maryland General Company Law without action by the stockholders.

THIRD: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Company and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Company has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary on this 27th day of May, 2020.

ATTEST:     KKR KREST FUND INC.

By:	/s/ Michael Whyte	By:	/s/ Jason Carss	(SEAL)

	Michael Whyte		Jason Carss
	Secretary		President